UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 2, 2016

STOP SLEEP GO INC.
(Exact name of registrant as specified in its charter)

British Virgin Islands	333-185909	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 – 22 Wenlock Road, London, N1 7GU United Kingdom	n/a
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +44 207 608 5510

n/a

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 2, 2017, Stop Sleep Go Inc. (“we”, “us”, “our”, the “Company”) accepted the resignation of Nicholas Hargreaves as Interim President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary of our company. Subsequently, on May 3, 2017, Mr. Hargreaves also resigned as a Director of our Board of Director. Mr. Hargreaves’ resignation was not the result of any disagreements with our company regarding our operations, policies, practices or otherwise. In the interim, Mr. Hargreaves will remain an officer and Director of our wholly owned U.K. subsidiary, Stop Sleep Go Limited, in order to support our transition to new management.

Concurrently with Mr. Hargreaves’ resignation, Jaime de Leon Melendres consented to act and was appointed as President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director of our company.

Jaime De Leon Melendres – age 70, President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director

Jaime (Jimmy) De Leon Melendres is an entrepreneur and executive with over forty years’ management experience in the private and public sectors in the Philippines. Mr. Melendres began his professional career in 1975 spending over a decade as a marketing and operations executive in the aerospace and construction industries. From 1987 to 1992, he served in various roles at the Philippine Amusement & Gaming Corp, including Head of Corporate Planning & Marketing, and Head of Marketing & Entertainment. From 1995 to 1998, Mr. Melendes was Executive Vice President of Clark Development Corporation, a government corporation tasked with the conversion of the former U.S. Clark Air Force Base (Luzon, Philippines) into a special economic zone and free port. In that capacity, he was responsible for a workforce of over 600 organic and 2,500 contractual workers, and oversaw the restoration and transformation of the military base facility into an export oriented industrial free port, commercial hub, and aviation complex. During his tenure at Clark Development, he also established CDC Services Corporation, a business development arm and promoter of private enterprises inside the special economic zone.

Since 1998, Mr. Melendres has served as Corporate Secretary of FSC Holdings Corp. and Four Star Consulting, a management consulting group providing venture capital, logistics, and marketing services to companies setting up business in the Philippines. Among his other current interests and activities, Mr. Melendres is the proprietor and general manager of Bundok Atbp. Agrifarm, a cassava planter and aggregator for San Miguel Foods in Rizal Province; Chairman of Pililla Prime Producers Cooperative, a farmers’ cooperative of which he is a founder; and, Vice President for Finance of Risk Matrix Solutions Corp., a provider of software driven risk assessment and remediation tools that enable banks and financial institutions to meet the Bangko Sentral ng Pilipinas' (Philippine Central Bank) performance standards.

Mr. Melendres’ educational background includes a degree of Bachelor of Science in Economics from Ateneo de Manila University, and graduate studies in Business Administration at the Asian Institute of Management. He is also a licensed insurance and securities advisor. He is 70 years of age.

Our company believes that Mr. Melendres’ marketing, finance and operations experience give him the qualifications and skills necessary to serve as President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director of our company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STOP SLEEP GO INC.
Jaime de Leon Melendres
Jaime de Leon Melendres
President, CEO, CFO, and Director
May 8, 2017